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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           FIRST SECURITY GROUP, INC.
             (Exact name of registrant as specified in its charter)

               TENNESSEE                                 58-2461486
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                817 BROAD STREET
                          CHATTANOOGA, TENNESSEE 37402
                                 (423) 308-2000
              (Address and Zip Code of Principal Executive Offices)

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
If this Form relates to the registration of a class of         If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange           securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction           Act and is effective pursuant to General Instruction
A.(c), please check the following box. [ ]                     A.(d), please check the following box. [X]
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Securities Act registration statement file number to which this form relates:
Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                   each class is to be registered
      ----------------------                --------------------------------
                NONE                                     NONE


Securities registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, $0.01 PAR VALUE PER SHARE
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock, par value $0.01 per share, of First Security Group, Inc. (the "Company") registered hereby is incorporated herein by reference to "Description of First Security's Common Stock" in the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (the "Commission") on April 20, 2001 (File No. 333-59338), and as amended by Amendment No. 1 thereto, as filed with the Commission on June 6, 2001, Amendment No. 2 thereto, as filed with the Commission on June 11, 2001, and Amendment No. 3 thereto, as filed with the Commission on June 14, 2001.


ITEM 2.  EXHIBITS

         1. Charter of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as filed with the Commission on April 20, 2001 (File No. 333-59338)).

         2. Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as filed with the Commission on April 20, 2001 (File No. 333-59338)).

         3. Specimen Stock Certificate of the Company's Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as filed with the Commission on April 20, 2001 (File No. 333-59338)).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   FIRST SECURITY GROUP, INC.
                                   (Registrant)


Date:    April 23, 2002            By:  /s/ Rodger B. Holley
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                                        Rodger B. Holley
                                        President and Chief Executive Officer


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